Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in Registration Statement Nos. 033-35334, 033-63203, 333-55751, 333-94073, 333-64068, 333-64060, and 333-130013 on Form S-8 of our report dated March 28, 2008, related to the consolidated financial statements of Sonion A/S appearing in this Current Report on Form 8-K/A of Technitrol, Incorporated.

Copenhagen, May13, 2008

/s/ Deloitte
Statsautoriseret Revisionsaktieselskab